UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2003 Date of Report (Date of earliest event reported)

ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO		80202-1132
(Address of principal executive offices)		(Zip Code)

303-573-1660 (Registrant's telephone number, including area code)

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

Number	Description

99.1	Press release dated November 6, 2003, "Royal Gold Reports 24% Increase in Revenues for First Quarter."

Item 12.	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 9 "Regulation FD Disclosure" and Item 12 "Results of Operations and financial Condition."

On November 6, 2003, Royal Gold, Inc. announced a 24% increase in revenues for its first quarter of fiscal 2004.  The information contained in the press release dated November 6, 2003, regarding the Company's first quarter results is incorporated herein by reference and is filed as Exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

By:	/s/ Karen Gross
Name:	Karen Gross
Title:	Vice President & Corporate Secretary

Dated: November 6, 2003
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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated November 6, 2003, "Royal Gold Reports 24% Increase in Revenues for First Quarter."
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Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:

Stanley Dempsey, Chairman and CEO Karen Gross, Vice President & Corporate Secretary (303) 573-1660
ROYAL GOLD REPORTS 24% INCREASE IN REVENUES FOR FIRST QUARTER
•	Fourth straight year of increased first quarter revenues
•	Royalty acquisitions in FY 2003 boost revenues
•	Free cash flow (a non-GAAP financial measure) totals 65% of revenues

          DENVER, COLORADO.  NOVEMBER 6, 2003:  ROYAL GOLD, INC. (NASDAQ:RGLD; TSX: RGL) today announced revenues of $4,181,485 for the first quarter (July 1 - September 30) of fiscal year 2004, as compared to revenues of $3,366,172 for the same period in fiscal 2003, an increase of 24 percent.  Net income was $1,343,113, or $0.06 per basic share for the current quarter, compared to $1,425,505, or $0.08 per basic share for the same period last fiscal year.  The quarterly result includes the recognition of a non-cash charge for deferred tax expense of $466,228, amounting to $0.02 per share.

          Free cash flow for the first quarter was approximately $2.7 million, or 65% of revenues compared to $2.6 million or 76% of revenues for the same period last fiscal year.  Free cash flow, a non-GAAP financial measure, is defined as operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets.  (See, Schedule A- Reconciliation.)

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          Higher revenues were a result of additional income from royalty acquisitions in fiscal 2003, and, due to higher gold prices, a step-up of Royal Gold's sliding-scale royalty rate at the Pipeline Mining Complex.

          Exploration and business development costs were $522,439, as compared to $93,021 for the same quarter in fiscal 2003.  This increase largely reflects a $1.3 million exploration agreement between the Company's subsidiary, RG Russia, and a subsidiary of Phelps Dodge Exploration Corporation.  To date, the Company has funded $661,500 or 51% of the total funds committed, including $250,000 during the first quarter of fiscal 2004.  Lease maintenance costs on Nevada properties acquired in fiscal 2003 also contributed to the increased costs.

          Depreciation and amortization costs were $914,891, as compared to $633,838 in the same quarter in fiscal 2003.  This was primarily due to the additional depletion associated with production from our newly acquired royalty properties.

          At September 30, 2003, the Company had a working capital surplus of approximately $37.6 million.  Current assets were $39,057,806, compared to current liabilities of $1,480,145 for a current ratio of 26 to 1.

          Stanley Dempsey, Chairman and CEO, stated, "We were pleased with the increase in first quarter revenues, our robust cash flow, and our high margins.  Our business strategy of growing our royalty portfolio through the purchase of high quality assets is paying off.  With our new president on board, a strong cash position, and improved gold prices, we are well-positioned for continued growth."

REVIEW OF OPERATIONS
Pipeline Mining Complex, Lander County, Nevada

         The Company owns two sliding scale gross smelter return royalties (GSR1 and GSR2), a fixed gross smelter royalty (GSR3), and a net value return royalty (NVR1) on the Pipeline Mining Complex, in Lander County, Nevada.  The GSR1 royalty covers the current mine footprint, and the GSR2 ("super") royalty covers any reserves that are developed on the claim block lying outside the current mine footprint.  The GSR2 royalty pays out at a rate that is 80% higher than that of GSR1, at all gold prices.  The GSR3 royalty is a 0.71% fixed rate for the life

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of the mine.  The 0.37% NVR1 covers production from the GAS Claims, an area of interest of approximately 4,000 acres including the South Pipeline deposit and Crossroads area, but not including the Pipeline pit.  The NVR1 royalty is calculated by deducting processing-related costs, but this royalty is not burdened by mining costs.

          The Pipeline Mining Complex is owned by the Cortez Joint Venture ("Cortez"), a joint venture between Placer Cortez Inc. (60%), a subsidiary of Placer Dome Inc., and Kennecott Exploration (Australia) Ltd. (40%), a subsidiary of Rio Tinto.

          For the first quarter of Royal Gold's fiscal 2004, the Pipeline Mining Complex produced 219,901 ounces of gold, providing $3,516,745 of royalty revenue compared to 267,800 ounces of gold produced, providing $3,076,144 of royalty revenue to Royal Gold for the same quarter in fiscal 2003.  Royalty revenue increased this quarter by about 14% due to higher gold prices and a step-up in our sliding-scale rate, despite a decrease in production related to lower roast ore sales attributable to Royal Gold and lower head grade in mill production compared with the prior period.

          For the first quarter of fiscal 2004, the average gold price was $363 per ounce and Royal Gold's GSR1 royalty rate was 3.4%, compared to an average gold price of $312 per ounce and a GSR1 royalty rate of 2.60% for the same period in fiscal 2003.  Current production from the Pipeline Mining Complex is subject to GSR1, GSR3, and NVR1.

Leeville Project, Eureka County, Nevada

          Royal Gold holds a 1.8% net smelter return ("NSR") royalty covering a majority of the Leeville project ("Leeville").  Leeville is an underground mine, currently under development by Newmont Mining Corporation.  Newmont has announced its intention to initiate production at Leeville in the fourth quarter of 2005.  Current production on the Leeville royalty land is derived from underground operations on a portion of the Carlin East deposit.  During the quarter, the Carlin East deposit produced 27,275 ounces of gold, which were subject to Royal Gold's royalty interest, providing $171,846 in royalty revenue.  This royalty was acquired in December 2002.

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SJ Claims (Goldstrike Mine), Eureka County, Nevada

          Royal Gold holds a 0.9% NSR royalty on the SJ Claims covering a portion of the Betze-Post open pit at the Goldstrike mine.  The Goldstrike mine is operated by Barrick Gold Corpora-tion ("Barrick").  During the quarter, gold production on the SJ Claims totaled 140,203 ounces, providing $414,839 in royalty revenue.  This royalty was acquired in December 2002.

Bald Mountain, White Pine County, Nevada

          Royal Gold holds a 1.75% NSR that burdens a portion of the Bald Mountain mine, operated by Placer Dome U.S. Inc.  During this fiscal quarter, the Bald Mountain mine produced 10,288 ounces of gold attributable to Royal Gold's interest, providing $65,071 in royalty revenue.  This compares to 53,000 ounces, providing $290,028 of royalty revenue, for the same quarter in fiscal 2003.  Higher production at Bald Mountain during the comparative quarter was due to an increase in recoveries relating to improvements in leaching techniques.  Bald Mountain exceeded its original production forecast during Royal Gold's first quarter of fiscal 2004 and the operator has now advised that it anticipates production of about 9,000 ounces for the last quarter of calendar year 2003.

South American Properties (Argentina)

          The Company holds a 2% NSR on the Martha silver mine operated by Coeur d'Alene Mines Corporation.  Royalty revenue for the first quarter was $12,984.  The operator recently announced a 63% increase in the exploration budget at the Martha mine.

Corporate Profile

          Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests.  Royal Gold is publicly traded on the Nasdaq Market System under the symbol "RGLD," and on the Toronto Stock Exchange under the symbol "RGL."  The Company's web page is located at www.royalgold.com.

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NOTE:  Management's conference call reviewing its first quarter of fiscal 2004 will be held today at 12:00 noon Eastern, 10:00 a.m. Mountain, 9:00 a.m. Pacific time.  The call will be simultaneously carried on the Company's web site at www.royalgold.com under the "Presentations" section.  A replay on the web site will be available approximately two hours after the call ends.   The conference call is also available by calling 800-603-2779 or 706-634-7230.  Replays will be available until November 14 by dialing 800-642-1687 or 706-645-9291, access number 3657782.

_________________

Cautionary "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:  With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein.  Such forward-looking statements include statements regarding production levels and timing, reserves, mineralization, planned levels of exploration, profitability, dividends, cash flow and earnings, and the sliding-scale features of our royalty structure at the Pipeline Mining Complex.  Factors that could cause actual results to differ materially include, among others, precious metals prices, decisions and activities of the operators of our royalty properties, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, changes in project parameters as plans continue to be refined, results of current or planned exploration activities, economic and market conditions, and future financial needs or opportunities, and the impact of any future acquisitions, as well as other factors described elsewhere in this press release and in our Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission.  Most of these factors are beyond the Company's ability to predict or control.  The Company disclaims any obligation to update any forward-looking statement made herein.  Readers are cautioned not to put undue reliance on forward-looking statements.

The Company includes, in its reporting, information on free cash flow.  Free cash flow is defined by operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets.  While we believe free cash flow is a useful measure of the Company's performance, we also want to advise that this is not a measure recognized by general accepted accounting principles.

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Consolidated Balance Sheets (Unaudited)

ASSETS

	September 30, 2003	June 30, 2003
Current assets
Cash and equivalents	$35,395,228	$33,485,543
Royalty receivables	3,401,711	3,125,437
Prepaid expenses and other	260,867	190,568

Total current assets	39,057,806	36,801,548

Royalty interests in mineral properties, net	42,661,921	43,559,743
Available for sale securities	349,875	457,584
Deferred tax asset	4,767,815	5,454,500
Other assets	115,127	85,297

Total assets	$86,952,544	$86,358,672
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Consolidated Balance Sheets Continued (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30, 2003	June 30, 2003

Current liabilities
Accounts payable	$990,531	$1,126,591
Dividend payable	-	1,032,735
Accrued compensation	300,000	200,000
Other	189,614	146,655

Total current liabilities	1,480,145	2,505,981

Deferred tax liability	8,526,245	8,746,702
Other liabilities	106,889	113,489

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 40,000,000 shares; and issued 20,997,783 and 20,883,914 shares, respectively	209,977	208,838

Additional paid-in capital	101,222,270	100,612,048

Accumulated other comprehensive income	(42,746)	64,963

Accumulated deficit	(23,453,364)	(24,796,477)
	77,936,137	76,089,372
Less treasury stock, at cost (229,224 shares)	(1,096,872)	(1,096,872)

Total stockholders' equity	76,839,265	74,992,500

Total liabilities and stockholders' equity	$86,952,544	$86,358,672
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Consolidated Statements of Operations and Comprehensive Income (Unaudited)

	For The Three Months Ended
	September 30, 2003	September 30, 2002

Royalty revenues	$4,181,485	$3,366,172

Costs and expenses
Costs of operations	335,148	266,987
General and administrative	585,687	444,185
Exploration and business development	522,439	93,021
Depreciation and depletion	914,891	633,838
Total costs and expenses	2,358,165	1,438,031

Operating income	1,823,320	1,928,141

Interest and other income	89,003	69,897
Interest and other expense	(29,277)	(31,981)

Income before income taxes	1,883,046	1,966,057

Current tax expense	(73,705)	(39,319)
Deferred tax expense	(466,228)	(501,233)

Net income	$1,343,113	$1,425,505
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Adjustments to comprehensive income
Unrealized change in market value of available for sale securities	(107,709)	(78,798)
Comprehensive income	$1,235,404	$1,346,707
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Basic earnings per share	$0.06	$0.08
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Basic weighted average shares outstanding	20,696,816	18,637,271

Diluted earnings per share	$0.06	$0.07
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Diluted weighted average shares outstanding	21,099,580	19,130,373
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Consolidated Statements of Cash Flows (Unaudited)

	For The Three Months Ended
	September 30, 2003	September 30, 2002

Cash flows from operating activities

Net income	$1,343,113	$1,425,505
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and depletion	914,891	633,838
Deferred tax expense	466,228	501,233
Other	-	34,469

(Increase) decrease in:
Royalty receivables	(276,274)	79,523
Prepaid expenses and other assets	(70,299)	(3,877)

Increase (decrease) in:
Accounts payable and accrued liabilities	2,275	452,993
Other liabilities	(6,600)	(1,644)

Total adjustments	1,030,221	1,696,535
Net cash provided by operating activities	$2,373,334	$3,122,040
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Consolidated Statements of Cash Flows (Unaudited)

	For The Three Months Ended
	September 30, 2003	September 30, 2002

Cash flows from investing activities
Capital expenditures for property and equipment	$(42,275)	$(2,267)

Net cash used in investing activities	(42,275)	(2,267)

Cash flows from financing activities:
Dividends	(1,032,735)	(1,354,022)
Proceeds from issuance of common stock	611,361	14,130,964

Net cash provided by (used in) financing activities	(421,374)	12,776,942

Net increase in cash and equivalents	1,909,685	15,896,715

Cash and equivalents at beginning of period	33,485,543	11,104,140

Cash and equivalents at end of period	$35,395,228	$27,000,855
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SCHEDULE A - RECONCILIATION
Non-GAAP Financial Measures

The Company computes and discloses free cash flow and free cash flow as a percentage of revenues as non-GAAP financial measures.  Free cash flow is defined by the Company as operating income plus depreciation, depletion and amortization, non-cash charges, and adding back any impairment of mining assets.  Management believes that free cash flow and free cash flow as a percentage of revenues are useful measures of performance of our royalty portfolio.  Free cash flow identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, and shareholder dividends.  Free cash flow, as defined, is most directly comparable to operating income in the Statements of Operations.  Below is reconciliation to operating income:

For The Three Months Ended
	September 30, 2003	September 30, 2002
Operating income	$1,823,320	$1,928,141
Depreciation and depletion	914,891	633,838
Impairment of mining assets	-	-
Free cash flow	$2,738,211	$2,561,979
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